Exhibit 10.3

AMENDMENT No. 2

to the EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 2 (“Amendment”) is entered into effective as of October 31, 2020 (“Amendment Effective Date”) by and between CYTOCOM, INC. a Delaware corporation (“CYTOCOM”) and Michael Handley (the “Executive”). CYTOCOM and Executive are each referred to individually as a “Party” and together as the “Parties”.

WHEREAS, CYTOCOM and Executive are parties to an Executive Employment Agreement with an effective date of August 1, 2020 (the “Agreement”); and

WHEREAS, the Parties mutually desire to amend, modify and restate certain terms and conditions of the Agreement regarding equity compensation.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is mutually agreed as follows:

1.	DEFINITIONS. Unless otherwise defined herein, capitalized words in this Amendment shall have the meaning attributed to them in the Agreement.

2.	AMENDMENTS. The Parties agree that, as of the Amendment Effective Date, the Agreement is amended as set forth in this Section 2.

2.1

The time period of six (6) months identified in each of Sections 4.1(d)(ii)(A), 4.1(d)(ii)(B), 4.1(e)(ii)(A), and 4.1(e)(ii)(B) is hereby amended to recite that each of such time periods is twelve (12) months.

3.

INTEGRATION. Except for the sections of the Agreement specifically amended hereunder, all terms and conditions of the Agreement remain and shall remain in full force and effect. This Amendment shall hereafter be incorporated into and deemed part of the Agreement and any future reference to the Agreement shall include the terms and conditions of this Amendment.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

CYTOCOM, INC.	EXECUTIVE

By:	/s/ Peter Aronstam	By:	/s/ Michael Handley

Name:	Peter Aronstam	Name:	Michael Handley

Title:	CFO	Title:	CEO

Version: 30 October 2020	Page 1 of 1